Exhibit 99.1

Contacts:	Tom Armitage (Media)	Shep Dunlap (Investors)
	1-847-943-5678	1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Reports Q2 2020 Results

•	Net revenues decreased 2.5% primarily driven by unfavorable currency impacts, with Organic Net Revenue[1] growth of 0.7% and incremental net revenues from acquisitions
•	Diluted EPS was $0.38, down 30.9% primarily as a result of costs associated with the JDE Peet’s initial public offering; Adjusted EPS[1] was $0.63, up 16.1% on a constant-currency basis
•	Year-to-date cash provided by operating activities was $1.6 billion, up $0.5 billion versus prior year; Free Cash Flow[1] was $1.1 billion, an increase of $0.5 billion versus prior year
•	Returned $410 million of capital to shareholders in the quarter through dividends
•	Announcing 11% increase to quarterly dividend

CHICAGO, Ill. – July 28, 2020 – Mondelēz International, Inc. (NASDAQ: MDLZ) today reported its second quarter 2020 results.

“We remain focused on the safety and well-being of our colleagues and communities at this time, while continuing to serve our customers in the exceptional circumstances caused by COVID-19. I am proud of how our teams have demonstrated their commitment to our customers and consumers by safely and efficiently maintaining business continuity. I am pleased with our second quarter performance given the challenging environment, with top-line performance driven by Developed Markets and strong share gains in all key markets. Our Emerging Markets performance improved throughout the quarter as store closures eased and consumers in many markets were increasingly able to access our products. While we expect continued volatility and uncertainty from COVID-19, I am confident that our strategy, investments, category fundamentals and execution will enable us to successfully navigate this crisis and emerge stronger,” said Dirk Van de Put, Chairman and Chief Executive Officer.

Net Revenue

$ in millions	Reported Net Revenues		Organic Net Revenue Growth
	Q2 2020	% Chg vs PY	Q2 2020	Vol/Mix		Pricing
Quarter 2
Latin America	$511	(30.7)%	(11.3)%	(18.8)	pp	7.5	pp
Asia, Middle East & Africa	1,237	(8.5)	(3.1)	(4.6)		1.5
Europe	2,138	(4.9)	(1.2)	(0.4)		(0.8)
North America	2,025	17.3	11.0	7.4		3.6

Mondelēz International	$5,911	(2.5)%	0.7%	(1.3)	pp	2.0	pp

Emerging Markets	$1,917	(15.6)%	(5.1)%	(7.8)	pp	2.7	pp
Developed Markets	$3,994	5.4%	4.1%	2.5	pp	1.6	pp

Year-to-Date
Latin America	$1,237	(19.5)%	(1.8)%	(10.0)	pp	8.2	pp
Asia, Middle East & Africa	2,739	(5.3)	(0.3)	(1.7)		1.4
Europe	4,722	(1.6)	1.8	2.0		(0.2)
North America	3,920	16.3	12.2	9.8		2.4

Mondelēz International	$12,618	0.1%	3.7%	1.8	pp	1.9	pp

Emerging Markets	$4,334	(9.2)%	(0.1)%	(3.5)	pp	3.4	pp
Developed Markets	$8,284	5.9%	5.9%	4.9	pp	1.0	pp

Operating Income and Diluted EPS

$ in millions, except per share data	Reported			Adjusted
	Q2 2020	vs PY (Rpt Fx)		Q2 2020	vs PY (Rpt Fx)		vs PY (Cst Fx)
Quarter 2
Gross Profit	$2,331	(5.6)%		$2,347	(4.3)%		(0.4)%
Gross Profit Margin	39.4%	(1.3	)pp	39.7%	(0.9	)pp

Operating Income	$713	(30.4)%		$942	(6.5)%		(3.8)%
Operating Income Margin	12.1%	(4.8	)pp	15.9%	(0.8	)pp

Net Earnings[2]	$544	(32.3)%		$904	10.0%		13.3%
Diluted EPS	$0.38	(30.9)%		$0.63	12.5%		16.1%

Year-to-Date
Gross Profit	$4,782	(5.5)%		$5,003	(0.8)%		2.8%
Gross Profit Margin	37.9%	(2.3	)pp	39.6%	(0.6	)pp

Operating Income	$1,569	(23.9)%		$2,048	(2.4)%		1.1%
Operating Income Margin	12.4%	(4.0	)pp	16.2%	(0.5	)pp

Net Earnings[2]	$1,280	(27.7)%		$1,875	2.9%		6.8%
Diluted EPS	$0.89	(26.4)%		$1.30	4.0%		8.0%

Second Quarter Commentary

•

Net revenues decreased 2.5 percent driven by unfavorable currency and the impact of a prior-year divestiture, with underlying Organic Net Revenue growth of 0.7 percent and the positive impact of acquisitions. As a result of COVID-19, the Developed Markets Organic Net Revenue growth rate was elevated versus pre-COVID levels. Organic Net Revenue from Emerging Markets declined but showed sequential improvement during the quarter and returned to growth in June.

•

Gross profit decreased $138 million and margin declined 130 basis points to 39.4 percent. Both were due to unfavorable currency, unfavorable year-over-year mark-to-market impacts from currency and commodity derivatives, and marginally lower Adjusted Gross Profit[1]. Adjusted Gross Profit decreased $9 million at constant currency while Adjusted Growth Profit margin decreased 90 basis points to 39.7 percent primarily due to incremental COVID-19 related costs, higher raw material costs in part due to unfavorable currency movements and unfavorable volume/mix, partially offset by higher net pricing and productivity, as well as cost containment measures.

•

Operating income decreased $312 million and margin was 12.1 percent, down 480 basis points primarily due to intangible asset impairment charges, costs associated with the JDE Peet’s transaction, lower Adjusted Operating Income[1], lapping a prior-year gain on a divestiture, lapping the benefit from prior-year pension participation changes and the year-over-year unfavorable change in mark-to-market gains/(losses) from currency and commodity hedging activities. Adjusted Operating Income decreased $38 million at constant currency, and margin decreased 80 basis points to 15.9 percent driven primarily by the decline in Adjusted Gross Profit margin, the impact of acquisitions and unfavorable volume/mix, partially offset by lower advertising and promotion costs.

•

Diluted EPS was $0.38, down 30.9%, primarily due to costs associated with the JDE Peet’s transaction, intangible asset impairment charges, lapping a prior-year net gain on divestiture, lapping a prior-year impact from pension participation changes, unfavorable year-over-year mark-to-market impacts from currency and commodity derivatives, a decline from operating activities as a result of COVID-19 related disruption and unfavorable currency translation, partially offset by a gain on equity method investment transactions, lower taxes and an increase in equity method investment earnings.

•

Adjusted EPS was $0.63, up 16.1% on a constant-currency basis driven by lower taxes, an increase in equity method investment earnings, an increase in benefit plan non-service income, lower interest and other expense, net, and lower shares outstanding, partially offset by a decline from operating activities.

•

Capital Return: The company returned $410 million to shareholders in cash dividends. The company suspended its share repurchase program in March, providing flexibility while managing the COVID-19 situation and response. Today, the company’s Board of Directors declared a quarterly cash dividend of $0.315 per share of Class A common stock, an increase of 11 percent. This dividend is payable on October 14, 2020, to shareholders recorded as of September 30, 2020.

2020 Outlook

As previously disclosed, due to the COVID-19 pandemic, visibility is limited at this time in a number of markets. As a result, the company is not providing a full-year financial outlook. The company strategy and long-term algorithm remain unchanged.

The company estimates currency translation would decrease 2020 net revenue growth by approximately 3 percent3 with a negative $0.05 impact to Adjusted EPS3.

Conference Call

Mondelēz International will host a conference call for investors with accompanying slides to review its results at 5 p.m. ET today. A listen-only webcast will be provided at www.mondelezinternational.com. An archive of the webcast will be available on the company’s web site. The company will be live tweeting the event at www.twitter.com/MDLZ.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) empowers people to snack right in over 150 countries around the world. With 2019 net revenues of approximately $26 billion, MDLZ is leading the future of snacking with iconic global and local brands such as Oreo, belVita and LU biscuits; Cadbury Dairy Milk, Milka and Toblerone chocolate; Sour Patch Kids candy and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, Nasdaq 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow the company on Twitter at www.twitter.com/MDLZ.

End Notes

1.

Organic Net Revenue, Adjusted Gross Profit (and Adjusted Gross Profit margin), Adjusted Operating Income (and Adjusted Operating Income margin), Adjusted EPS, Free Cash Flow and presentation of amounts in constant currency are non-GAAP financial measures. Please see discussion of non-GAAP financial measures at the end of this press release for more information.

2.	Earnings attributable to Mondelēz International.
3.	Currency estimate is based on published rates from XE.com on July 22, 2020.

Additional Definitions

Emerging markets consist of the Latin America region in its entirety; the Asia, Middle East and Africa region excluding Australia, New Zealand and Japan; and the following countries from the Europe region: Russia, Ukraine, Turkey, Kazakhstan, Georgia, Poland, Czech Republic, Slovak Republic, Hungary, Bulgaria, Romania, the Baltics and the East Adriatic countries.

Developed markets include the entire North America region, the Europe region excluding the countries included in the emerging markets definition, and Australia, New Zealand and Japan from the Asia, Middle East and Africa region.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “estimate,” “outlook” and similar expressions are intended to identify the company’s forward-looking statements, including, but not limited to, statements about: the impact of the outbreak of COVID-19 on the company; confidence in the company’s strategy and ability to manage through the COVID-19 pandemic and emerge stronger; currency and the effect of currency translation on the company’s results of operations; and the company’s long-term algorithm. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the company’s control, and many of these risks and uncertainties are currently amplified by and may continue to be amplified by the COVID-19 outbreak. Important factors that could cause the company’s actual results to differ materially from those indicated in the company’s forward-looking statements include, but are not limited to, uncertainty about the magnitude, duration, geographic reach, impact on the global economy and related current and potential travel restrictions of the COVID-19 outbreak; the current, and uncertain future, impact of the COVID-19 outbreak on the company’s business, growth, reputation, prospects, financial condition, operating results (including components of the company’s financial results), cash flows and liquidity; risks from operating globally including in emerging markets; changes in currency exchange rates, controls and restrictions; continued volatility of commodity and other input costs; weakness in economic conditions; weakness in consumer spending; pricing actions; tax matters including changes in tax rates and laws, disagreements with taxing authorities and imposition of new taxes; use of information technology and third party service providers; unanticipated disruptions to the company’s business, such as the malware incident, cyberattacks or other security breaches; global or regional health pandemics or epidemics, including COVID-19; competition; protection of the company’s reputation and brand image; the company’s ability to innovate and differentiate its products; the restructuring program and the company’s other transformation initiatives not yielding the anticipated benefits; changes in the assumptions on which the restructuring program is based; management of the company’s workforce; consolidation of retail customers and competition with retailer and other economy brands; changes in the company’s relationships with suppliers or customers; legal, regulatory, tax or benefit law changes, claims or actions; the impact of climate change on the company’s supply chain and operations; strategic transactions; significant changes in valuation factors that may adversely affect the company’s impairment testing of goodwill and intangible assets; perceived or actual product quality issues or product recalls; failure to maintain effective internal control over financial reporting; volatility of and access to capital or other markets; pension costs; the expected discontinuance of London Interbank Offered Rates and transition to any other interest rate benchmark; and the company’s ability to protect its intellectual property and intangible assets. Please also see the company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, including the company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Schedule 1

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

(in millions of U.S. dollars and shares, except per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net revenues	$5,911	$6,062	$12,618	$12,600

Cost of sales	3,580	3,593	7,836	7,538

Gross profit	2,331	2,469	4,782	5,062
Gross profit margin	39.4%	40.7%	37.9%	40.2%

Selling, general and administrative expenses	1,453	1,427	2,990	2,920

Asset impairment and exit costs	115	15	130	35

Net gain on divestiture	—	(41)	—	(41)

Amortization of intangibles	50	43	93	87

Operating income	713	1,025	1,569	2,061
Operating income margin	12.1%	16.9%	12.4%	16.4%

Benefit plan non-service income	(31)	(12)	(64)	(29)

Interest and other expense, net	85	101	275	181

Earnings before income taxes	659	936	1,358	1,909

Provision for income taxes	(341)	(216)	(489)	(405)
Effective tax rate	51.7%	23.1%	36.0%	21.2%
Gain/(loss) on equity method investment transactions	121	(25)	192	(2)
Equity method investment net earnings	106	109	227	275

Net earnings	545	804	1,288	1,777

Noncontrolling interest earnings	(1)	(1)	(8)	(7)

Net earnings attributable to Mondelēz International	$544	$803	$1,280	$1,770

Per share data:
Basic earnings per share attributable to Mondelēz International	$0.38	$0.56	$0.89	$1.22

Diluted earnings per share attributable to Mondelēz International	$0.38	$0.55	$0.89	$1.21

Average shares outstanding:
Basic	1,431	1,445	1,432	1,447
Diluted	1,439	1,458	1,442	1,460

Schedule 2

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions of U.S. dollars)

(Unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$1,602	$1,291
Trade receivables	1,979	2,212
Other receivables	631	715
Inventories, net	2,710	2,546
Other current assets	1,073	866

Total current assets	7,995	7,630

Property, plant and equipment, net	8,365	8,733
Operating lease right of use assets	645	568
Goodwill	20,997	20,848
Intangible assets, net	17,877	17,957
Prepaid pension assets	586	516
Deferred income taxes	785	726
Equity method investments	6,659	7,178
Other assets	285	359

TOTAL ASSETS	$64,194	$64,515

LIABILITIES
Short-term borrowings	$2,755	$2,638
Current portion of long-term debt	945	1,581
Accounts payable	5,466	5,853
Accrued marketing	1,804	1,836
Accrued employment costs	639	769
Other current liabilities	2,930	2,645

Total current liabilities	14,539	15,322
Long-term debt	16,004	14,207
Long-term operating lease liabilities	479	403
Deferred income taxes	3,383	3,338
Accrued pension costs	1,108	1,190
Accrued postretirement health care costs	371	387
Other liabilities	2,213	2,351

TOTAL LIABILITIES	38,097	37,198
EQUITY
Common Stock	—	—
Additional paid-in capital	32,022	32,019
Retained earnings	27,040	26,615
Accumulated other comprehensive losses	(11,419)	(10,254)
Treasury stock	(21,625)	(21,139)

Total Mondelēz International Shareholders’ Equity	26,018	27,241
Noncontrolling interest	79	76

TOTAL EQUITY	26,097	27,317

TOTAL LIABILITIES AND EQUITY	$64,194	$64,515

	June 30, 2020	December 31, 2019	Incr/ (Decr)
Short-term borrowings	$2,755	$2,638	$117
Current portion of long-term debt	945	1,581	(636)
Long-term debt	16,004	14,207	1,797

Total Debt	19,704	18,426	1,278
Cash and cash equivalents	1,602	1,291	311

Net Debt (1)	$18,102	$17,135	$967

(1)	Net debt is defined as total debt, which includes short-term borrowings, current portion of long-term debt and long-term debt, less cash and cash equivalents.

Schedule 3

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions of U.S. dollars)

(Unaudited)

	For the Six Months Ended June 30,
	2020	2019
CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES
Net earnings	$1,288	$1,777
Adjustments to reconcile net earnings to operating cash flows:
Depreciation and amortization	528	517
Stock-based compensation expense	63	71
U.S. tax reform transition tax	—	2
Deferred income tax (benefit)/provision	(110)	36
Asset impairments and accelerated depreciation	99	4
Net gain on divestiture	—	(41)
(Gain)/loss on equity method investment transactions	(192)	2
Equity method investment net earnings	(227)	(275)
Distributions from equity method investments	193	188
Other non-cash items, net	154	(46)
Change in assets and liabilities, net of acquisitions and divestitures:
Receivables, net	328	135
Inventories, net	(233)	(145)
Accounts payable	75	(430)
Other current assets	(62)	(20)
Other current liabilities	(224)	(638)
Change in pension and postretirement assets and liabilities, net	(122)	(91)

Net cash provided by/(used in) operating activities	1,558	1,046

CASH PROVIDED BY/(USED IN) INVESTING ACTIVITIES
Capital expenditures	(445)	(465)
Acquisition, net of cash received	(1,141)	—
Proceeds from divestitures including equity method investments	579	163
Other	(30)	35

Net cash provided by/(used in) investing activities	(1,037)	(267)

CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES
Issuances of commercial paper, maturities greater than 90 days	677	809
Repayments of commercial paper, maturities greater than 90 days	(654)	(2,169)
Net issuances/(repayments) of other short-term borrowings	109	1,958
Long-term debt proceeds	2,533	597
Long-term debt repayments	(1,430)	(409)
Repurchases of Common Stock	(720)	(940)
Dividends paid	(819)	(756)
Other	123	271

Net cash provided by/(used in) financing activities	(181)	(639)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(37)	8

Cash, Cash Equivalents and Restricted Cash
Increase/(decrease)	303	148
Balance at beginning of period	1,328	1,100

Balance at end of period	$1,631	$1,248

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Financial Measures

(Unaudited)

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate the comparison of the company’s historical operating results and trends in its underlying operating results, and provides additional transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company’s performance. The company also believes that presenting these measures allows investors to view its performance using the same measures that the company uses in evaluating its financial and business performance and trends.

The company considers quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of its ongoing financial and business performance and trends. The adjustments generally fall within the following categories: acquisition & divestiture activities, gains and losses on intangible asset sales and non-cash impairments, major program restructuring activities, constant currency and related adjustments, major program financing and hedging activities and other major items affecting comparability of operating results. See below for a description of adjustments to the company’s U.S. GAAP financial measures included herein.

Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, the company’s non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.

DEFINITIONS OF THE COMPANY’S NON-GAAP FINANCIAL MEASURES

The company’s non-GAAP financial measures and corresponding metrics reflect how the company evaluates its operating results currently and provide improved comparability of operating results. As new events or circumstances arise, these definitions could change. When these definitions change, the company provides the updated definitions and presents the related non-GAAP historical results on a comparable basis. When items no longer impact the company’s current or future presentation of non-GAAP operating results, the company removes these items from its non-GAAP definitions. During the second quarter of 2020, we added to the non-GAAP definitions the exclusion of costs associated with the JDE Peet’s transaction.

•

“Organic Net Revenue” is defined as net revenues excluding the impacts of acquisitions, divestitures and currency rate fluctuations. The company also evaluates Organic Net Revenue growth from emerging markets and developed markets.

•

“Adjusted Gross Profit” is defined as gross profit excluding the impacts of the Simplify to Grow Program; acquisition integration costs; the operating results of divestitures; and mark-to-market impacts from commodity and forecasted currency transaction derivative contracts. The company also presents “Adjusted Gross Profit margin,” which is subject to the same adjustments as Adjusted Gross Profit. The company also evaluates growth in the company’s Adjusted Gross Profit on a constant currency basis.

•

“Adjusted Operating Income” and “Adjusted Segment Operating Income” are defined as operating income (or segment operating income) excluding the impacts of the items listed in the Adjusted Gross Profit definition as well as gains or losses (including non-cash impairment charges) on goodwill and intangible assets; divestiture or acquisition gains or losses and related divestiture, acquisition and integration costs; costs associated with the JDE Peet’s transaction; remeasurement of net monetary position; impacts from resolution of tax matters; CEO transition remuneration; Swiss tax reform impacts; and impact from pension participation changes. The company also presents “Adjusted Operating Income margin” and “Adjusted Segment Operating Income margin,” which are subject to the same adjustments as Adjusted Operating Income and Adjusted Segment Operating Income. The company also evaluates growth in the company’s Adjusted Operating Income and Adjusted Segment Operating Income on a constant currency basis.

•

“Adjusted EPS” is defined as diluted EPS attributable to Mondelēz International from continuing operations excluding the impacts of the items listed in the Adjusted Operating Income definition, as well as losses on debt extinguishment and related expenses; gains or losses on equity method investment transactions; net earnings from divestitures; gains or losses on interest rate swaps no longer designated as accounting cash flow hedges due to changed financing and hedging plans; and U.S. and Swiss tax reform impacts. Similarly, within Adjusted EPS, the company’s equity method investment net earnings exclude its proportionate share of its investees’ unusual or infrequent items. The tax impact of each of the items excluded from the company’s GAAP results was computed based on the facts and tax assumptions associated with each item, and such impacts have also been excluded from Adjusted EPS. The company also evaluates growth in the company’s Adjusted EPS on a constant currency basis.

•	“Free Cash Flow” is defined as net cash provided by operating activities less capital expenditures. Free Cash Flow is the company’s primary measure used to monitor its cash flow performance.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three and six months ended June 30, 2020 and June 30, 2019. See Items Impacting Comparability of Operating Results below for more information about the items referenced in these definitions that specifically impacted the company’s results in the three and six months ended June 30, 2020 and June 30, 2019.

SEGMENT OPERATING INCOME

The company uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), general corporate expenses (which are a component of selling, general and administrative expenses), amortization of intangibles, gains and losses on divestitures and acquisition-related costs (which are a component of selling, general and administrative expenses) in all periods presented. The company excludes these items from segment operating income in order to provide better transparency of its segment operating results. Furthermore, the company centrally manages benefit plan non-service income and interest and other expense, net. Accordingly, the company does not present these items by segment because they are excluded from the segment profitability measure that management reviews.

ITEMS IMPACTING COMPARABILITY OF OPERATING RESULTS

The following information is provided to give qualitative and quantitative information related to items impacting comparability of operating results. The company identifies these based on how management views the company’s business; makes financial, operating and planning decisions; and evaluates the company’s ongoing performance. In addition, the company discloses the impact of changes in currency exchange rates on the company’s financial results in order to reflect results on a constant currency basis.

Divestitures, Divestiture-related costs and Gains/(losses) on divestitures

Divestitures include completed sales of businesses (including the partial or full sale of an equity method investment - discussed separately below) and exits of major product lines upon completion of a sale or licensing agreement.

•

On May 28, 2019, the company completed the sale of most of its cheese business in the Middle East and Africa to Arla Foods of Denmark. The company also recorded a pre-tax gain of $44 million on the sale, $41 million of which was recorded in the second quarter of 2019. The divestiture resulted in a year-over-year decline in net revenues of $22 million in the three months and $55 million in the six months ended June 30, 2020, and a year-over-year decline in operating income of $5 million in the three months and $9 million in the six months ended June 30, 2020. During the three and six months ended June 30, 2020, the company reversed $2 million of divestiture-related cost accruals that were no longer required. The company also incurred divestiture-related costs of $11 million in the three months and $10 million in the six months ended June 30, 2019.

Acquisitions, Acquisition-related costs and Acquisition integration costs

On April 1, 2020, the company acquired a majority interest in Give & Go, a North American leader in fully-finished sweet baked goods and owner of the famous two-bite® brand of brownies and the Create-A-Treat® brand, known for cookie and gingerbread house decorating kits. The acquisition of Give & Go provides access to the in-store bakery channel and expands the company’s position in broader snacking. The acquisition added incremental net revenues of $91 million and an operating loss of $8 million in the three and six months ended June 30, 2020. The company incurred acquisition-related costs of $10 million in the three months and $15 million in the six months ended June 30, 2020.

On July 16, 2019, the company acquired a majority interest in a U.S. refrigerated nutrition bar company, Perfect Snacks, within its North America segment. The acquisition added incremental net revenues of $23 million in the three months and $55 million in the six months ended June 30, 2020 and an immaterial amount of incremental operating income during the three and six months ended June 30, 2020. The company also incurred acquisition-integration costs of $1 million in the three and six months ended June 30, 2020.

On June 7, 2018, the company acquired a U.S. premium biscuit company, Tate’s Bake Shop, within its North America segment and extended its premium biscuit offerings. The company incurred acquisition-integration costs of $1 million in the six months ended June 30, 2020.

Simplify to Grow Program

The primary objective of the Simplify to Grow Program is to reduce the company’s operating cost structure in both its supply chain and overhead costs. The program covers severance as well as asset disposals and other manufacturing and procurement-related one-time costs.

Restructuring costs

The company recorded restructuring charges of $28 million in the three months and $43 million in the six months ended June 30, 2020 and $20 million in the three months and $40 million in the six months ended June 30, 2019 within asset impairment and exit costs and benefit plan non-service income. These charges were for non-cash asset write-downs (including accelerated depreciation and asset impairments), severance and other related costs.

Implementation costs

Implementation costs primarily relate to reorganizing the company’s operations and facilities in connection with its supply chain reinvention program and other identified productivity and cost saving initiatives. The costs include incremental expenses related to the closure of facilities, costs to terminate certain contracts and the simplification of the company’s information systems. The company recorded implementation costs of $52 million in the three months and $95 million in the six months ended June 30, 2020 and $68 million in the three months and $118 million in the six months ended June 30, 2019.

Intangible asset impairment charges

In connection with the ongoing COVID-19 global pandemic, during the second quarter of 2020, the company identified a decline in demand for certain of its brands, primarily in the gum category, that prompted additional evaluation of its indefinite-life (non-amortizable) intangible assets. The company concluded that four gum brands, a small biscuit brand and a small candy brand were impaired as a result of lower than expected product growth. The company recorded $90 million of impairment charges: $50 million in Europe, $36 million in North America and $5 million in AMEA.

Mark-to-market impacts from commodity and currency derivative contracts

The company excludes unrealized gains and losses (mark-to-market impacts) from outstanding commodity and forecasted currency transaction derivatives from its non-GAAP earnings measures until such time that the related exposures impact its operating results. The company recorded net unrealized losses on commodity and forecasted currency transaction derivatives of $2 million in the three months and $186 million in the six months ended June 30, 2020 and recorded net unrealized gains of $33 million in the three months and $49 million in the six months ended June 30, 2019.

Remeasurement of net monetary position

During the second quarter of 2018, primarily based on published estimates which indicated that Argentina’s three-year cumulative inflation rate exceeded 100%, the company concluded that Argentina became a highly inflationary economy for accounting purposes. As of July 1, 2018, the company began to apply highly inflationary accounting for its Argentinian subsidiaries and changed their functional currency from the Argentinian peso to the U.S. dollar. On July 1, 2018, both monetary and non-monetary assets and liabilities denominated in Argentinian pesos were remeasured into U.S. dollars. As of each subsequent balance sheet date, Argentinian peso denominated monetary assets and liabilities were remeasured into U.S. dollars using the exchange rate as of the balance sheet date, with remeasurement and other transaction gains and losses recorded in net earnings. Within selling, general and administrative expenses, the company recorded a remeasurement loss of $3 million in the three months and $5 million in the six months ended June 30, 2020, as well as a remeasurement gain of $1 million and a remeasurement loss of $1 million in the six months ended June 30, 2019 related to the revaluation of the Argentinian peso denominated net monetary position over these periods.

Impact from pension participation changes

The impact from pension participation changes represent the charges incurred when employee groups are withdrawn from multiemployer pension plans and other changes in employee group pension plan participation. The company excludes these charges from its non-GAAP results because those amounts do not reflect the company’s ongoing pension obligations.

On July 11, 2019, the company received an undiscounted withdrawal liability assessment related to the company’s complete withdrawal from the Bakery and Confectionery Union and Industry International Pension Fund totaling $526 million and requiring pro-rata monthly payments over 20 years. The company began making monthly payments during the third quarter of 2019. Within selling, general and administrative expenses, the company recorded a $35 million ($26 million net of tax) adjustment in the three months ended June 30, 2019 related to the discounted withdrawal liability. The company recorded $3 million of accreted interest in the three months and $6 million in the six months ended June 30, 2020 and an immaterial amount for the three and six months ended June 30, 2019 on the long-term liability within interest and other expense, net. As of June 30, 2020, the remaining discounted withdrawal liability was $383 million, with $14 million recorded in other current liabilities and $369 million recorded in long-term other liabilities.

CEO transition remuneration

On November 20, 2017, Dirk Van de Put succeeded Irene Rosenfeld as CEO of Mondelēz International. In order to incent Mr. Van de Put to join the company, the company provided him compensation to make him whole for incentive awards he forfeited or grants that were not made to him when he left his former employer. In connection with Irene Rosenfeld’s retirement, the company made her outstanding grants of performance share units for the 2016-2018 and 2017-2019 performance cycles eligible for continued vesting and paid $0.5 million salary for her service as Chairman from January through March 2018. The company refers to these elements of Mr. Van de Put’s and Ms. Rosenfeld’s compensation arrangements together as “CEO transition remuneration.”

The company is excluding amounts it expenses as CEO transition remuneration from its non-GAAP results because those amounts are not part of the company’s regular compensation program and are incremental to amounts the company would have incurred as ongoing CEO compensation. As a result, in 2017, the company excluded amounts expensed for the cash payment to Mr. Van de Put and partial vesting of his equity grants. In 2018, the company excluded amounts paid for Ms. Rosenfeld’s service as Chairman and partial vesting of Mr. Van de Put’s and Ms. Rosenfeld’s equity grants. In 2019, the company excluded amounts related to the partial vesting of Mr. Van de Put’s equity grants. During the first quarter of 2020, Mr. Van de Put’s equity grants became fully vested.

Gains/losses related to interest rate swaps

Within interest and other expense, net, the company recognized an after-tax loss of $79 million ($103 million pre-tax) in the first quarter of 2020, related to certain forward-starting interest rate swaps for which the planned tenor of the timing of the related forecasted debt was changed.

Gains and losses on equity method investment transactions

JDE / Keurig Exchange:

On March 7, 2016, the company exchanged a portion of its 43.5% JDE equity interest for a new equity interest in Keurig Green Mountain, Inc. (“Keurig”). Following the transaction, the company’s JDE equity interest became 26.5% and its new Keurig equity interest was 24.2%. During the first quarter of 2016, the company recorded the difference between the $2.0 billion fair value of Keurig and its basis in the exchanged JDE shares as a gain of $43 million. In the second quarter of 2019, the company determined an adjustment to accumulated other comprehensive losses related to its JDE investment was required, which reduced its previously reported gain by $29 million. The company recorded the adjustment in the net loss on equity method transactions in the second quarter of 2019.

Keurig Dr Pepper Transactions:

On July 9, 2018, Keurig closed on its definitive merger agreement with Dr Pepper Snapple Group, Inc., and formed Keurig Dr Pepper Inc. (NYSE: “KDP”), a publicly traded company. Following the close of the transaction, the company’s 24.2% investment in Keurig together with its shareholder loan receivable became a 13.8% investment in KDP. During 2018, the company recorded a net pre-tax gain of $778 million (or $586 million after-tax gain).

In connection with this transaction, the company changed its accounting principle during the third quarter of 2018 to reflect its share of Keurig’s historical and KDP’s ongoing earnings on a one-quarter lag basis while the company continues to record dividends when cash is received. The company determined a lag was preferable as it enables the company to continue to report its quarterly and annual results on a timely basis and to record its share of KDP’s ongoing results once KDP has publicly reported its results. The change was retrospectively applied to all prior periods presented.

During the first quarter of 2019, the company recognized a pre-tax gain of $23 million (or $18 million after-tax) related to the impact of a KDP acquisition that decreased the company’s ownership interest from 13.8% to 13.6%.

On March 4, 2020, the company participated in a secondary offering of KDP shares and sold approximately 6.8 million shares, which reduced its ownership interest by 0.5% to 13.1% of the total outstanding shares. The company received $185 million of proceeds and recorded a pre-tax gain of $71 million (or $54 million after-tax) during the three months ended March 31, 2020. The company considers the 0.5% ownership reduction a partial divestiture of its equity method investment in KDP. Therefore, the company has removed the equity method investment net earnings related to this divested portion from its non-GAAP financial results for Adjusted EPS for all historical periods presented to facilitate comparison of results. The company’s U.S. GAAP results, which include its equity method investment net earnings from KDP, did not change from what was previously reported.

JDE Peet’s Transaction:

On May 19, 2020, JDE Peet’s B.V. (renamed JDE Peet’s N.V. immediately prior to Settlement (as defined below), “JDE Peet’s”) announced its intention to launch an offering of its ordinary shares (the “offering”) and to apply for admission to listing and trading of all of its ordinary shares on Euronext Amsterdam, a regulated market operated by Euronext Amsterdam N.V. (the “admission”). On May 26, 2020, JDE Peet’s published a prospectus in connection with the offering and the admission. On May 29, 2020, JDE Peet’s announced the final pricing terms of the offering, and JDE Peet’s and the selling shareholders, including the company, agreed to sell at a price of €31.50 per ordinary share a total of approximately 82.1 million ordinary shares, including ordinary shares subject to an over-allotment option. The ordinary shares were listed and first traded on May 29, 2020, and payment for, and delivery of, the ordinary shares sold in the offering (excluding ordinary shares subject to the over-allotment option) took place on June 2, 2020 (“Settlement”).

Prior to Settlement, the company exchanged its 26.4% ownership interest in JDE for a 26.5% equity interest in JDE Peet’s. The company did not invest new capital in connection with the transaction and the exchange was accounted for as a change in interest transaction. Upon Settlement, the company sold approximately 9.7 million of its ordinary shares in JDE Peet’s in the offering for gross proceeds of €304 million ($343 million). The company subsequently sold approximately 1.4 million additional shares and received gross proceeds of €46 million ($51 million) upon exercise of the over-allotment option. Following Settlement and the exercise of the over-allotment option, the company holds a 22.9% equity interest in JDE Peet’s. As a result of the Settlement and the subsequent sale of shares, the company recorded a preliminary gain of $121 million (net of $33 million released from accumulated other comprehensive losses) and $48 million of transaction costs.

In connection with this transaction, the company changed its accounting principle to reflect its share of JDE’s historical and JDE Peet’s ongoing earnings on a one-quarter lag basis, although the company continues to record dividends when cash is received. The company determined a lag was preferable as it enables the company to continue to report its quarterly and annual results on a timely basis, while recording its share of JDE Peet’s ongoing results after JDE Peet’s has publicly reported its results. This change in accounting principle was applied retrospectively to all periods.

Equity method investee acquisition-related or other charges/benefits, net

Within Adjusted EPS, the company’s equity method investment net earnings exclude its proportionate share of its equity method investees’ unusual or infrequent items, such as acquisition and divestiture-related costs and restructuring program costs.

Constant currency

Management evaluates the operating performance of the company and its international subsidiaries on a constant currency basis. The company determines its constant currency operating results by dividing or multiplying, as appropriate, the current period local currency operating results by the currency exchange rates used to translate the company’s financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

Schedule 4a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues

(in millions of U.S. dollars)

(Unaudited)

	Latin America		AMEA		Europe		North America	Mondelēz International
For the Three Months Ended June 30, 2020
Reported (GAAP)	$511		$1,237		$2,138		$2,025	$5,911
Acquisitions	—		—		—		(114)	(114)
Currency	143		52		83		5	283

Organic (Non-GAAP)	$654		$1,289		$2,221		$1,916	$6,080

For the Three Months Ended June 30, 2019
Reported (GAAP)	$737		$1,352		$2,247		$1,726	$6,062
Divestitures	—		(22)		—		—	(22)

Organic (Non-GAAP)	$737		$1,330		$2,247		$1,726	$6,040

% Change
Reported (GAAP)	(30.7)%		(8.5)%		(4.9)%		17.3%	(2.5)%
Divestitures	— pp		1.5 pp		— pp		— pp	0.4 pp
Acquisitions	—		—		—		(6.6)	(1.8)
Currency	19.4		3.9		3.7		0.3	4.6

Organic (Non-GAAP)	(11.3)%		(3.1)%		(1.2)%		11.0%	0.7%

Vol/Mix	(18.8	)pp	(4.6	)pp	(0.4	)pp	7.4 pp	(1.3	)pp
Pricing	7.5		1.5		(0.8)		3.6	2.0

	Latin America		AMEA		Europe	North America	Mondelēz International
For the Six Months Ended June 30, 2020
Reported (GAAP)	$1,237		$2,739		$4,722	$3,920	$12,618
Acquisitions	—		—		—	(146)	(146)
Currency	273		91		160	8	532

Organic (Non-GAAP)	$1,510		$2,830		$4,882	$3,782	$13,004

For the Six Months Ended June 30, 2019
Reported (GAAP)	$1,537		$2,893		$4,798	$3,372	$12,600
Divestitures	—		(55)		—	—	(55)

Organic (Non-GAAP)	$1,537		$2,838		$4,798	$3,372	$12,545

% Change
Reported (GAAP)	(19.5)%		(5.3)%		(1.6)%	16.3%	0.1%
Divestitures	— pp		1.8 pp		— pp	— pp	0.5 pp
Acquisitions	—		—		—	(4.3)	(1.1)
Currency	17.7		3.2		3.4	0.2	4.2

Organic (Non-GAAP)	(1.8)%		(0.3)%		1.8%	12.2%	3.7%

Vol/Mix	(10.0	)pp	(1.7	)pp	2.0 pp	9.8 pp	1.8 pp
Pricing	8.2		1.4		(0.2)	2.4	1.9

Schedule 4b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues - Markets

(in millions of U.S. dollars)

(Unaudited)

	Emerging Markets		Developed Markets	Mondelēz International
For the Three Months Ended June 30, 2020
Reported (GAAP)	$1,917		$3,994	$5,911
Acquisitions	—		(114)	(114)
Currency	218		65	283

Organic (Non-GAAP)	$2,135		$3,945	$6,080

For the Three Months Ended June 30, 2019
Reported (GAAP)	$2,272		$3,790	$6,062
Divestitures	(22)		—	(22)

Organic (Non-GAAP)	$2,250		$3,790	$6,040

% Change
Reported (GAAP)	(15.6)%		5.4%	(2.5)%
Divestitures	0.8 pp		— pp	0.4 pp
Acquisitions	—		(3.0)	(1.8)
Currency	9.7		1.7	4.6

Organic (Non-GAAP)	(5.1)%		4.1%	0.7%

Vol/Mix	(7.8	)pp	2.5 pp	(1.3	)pp
Pricing	2.7		1.6	2.0

	Emerging Markets		Developed Markets	Mondelēz International
For the Six Months Ended June 30, 2020
Reported (GAAP)	$4,334		$8,284	$12,618
Acquisitions	—		(146)	(146)
Currency	382		150	532

Organic (Non-GAAP)	$4,716		$8,288	$13,004

For the Six Months Ended June 30, 2019
Reported (GAAP)	$4,774		$7,826	$12,600
Divestitures	(55)		—	(55)

Organic (Non-GAAP)	$4,719		$7,826	$12,545

% Change
Reported (GAAP)	(9.2)%		5.9%	0.1%
Divestitures	1.0 pp		— pp	0.5 pp
Acquisitions	—		(1.9)	(1.1)
Currency	8.1		1.9	4.2

Organic (Non-GAAP)	(0.1)%		5.9%	3.7%

Vol/Mix	(3.5	)pp	4.9 pp	1.8 pp
Pricing	3.4		1.0	1.9

Schedule 5a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Gross Profit / Operating Income

(in millions of U.S. dollars)

(Unaudited)

	For the Three Months Ended June 30, 2020
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$5,911	$2,331	39.4%	$713	12.1%
Simplify to Grow Program	—	15		76
Intangible asset impairment charges	—	—		90
Mark-to-market (gains)/losses from derivatives	—	1		2
Acquisition integration costs	—	—		2
Acquisition-related costs	—	—		10
Divestiture-related costs	—	(1)		(2)
Costs associated with JDE Peet’s transaction	—	—		48
Remeasurement of net monetary position	—	—		3
Rounding	—	1		—

Adjusted (Non-GAAP)	$5,911	$2,347	39.7%	$942	15.9%

Currency		96		28

Adjusted @ Constant FX (Non-GAAP)		$2,443		$970

	For the Three Months Ended June 30, 2019
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$6,062	$2,469	40.7%	$1,025	16.9%
Simplify to Grow Program	—	24		83
Mark-to-market (gains)/losses from derivatives	—	(33)		(33)
Acquisition-related costs	—	—		1
Divestiture-related costs	—	—		11
Operating income from divestitures	(22)	(8)		(5)
Net gain on divestiture	—	—		(41)
Remeasurement of net monetary position	—	—		(1)
Impact from pension participation changes	—	—		(35)
CEO transition remuneration	—	—		3

Adjusted (Non-GAAP)	$6,040	$2,452	40.6%	$1,008	16.7%

	Gross Profit	Operating Income
$ Change - Reported (GAAP)	$(138)	$(312)
$ Change - Adjusted (Non-GAAP)	(105)	(66)
$ Change - Adjusted @ Constant FX (Non-GAAP)	(9)	(38)

% Change - Reported (GAAP)	(5.6)%	(30.4)%
% Change - Adjusted (Non-GAAP)	(4.3)%	(6.5)%
% Change - Adjusted @ Constant FX (Non-GAAP)	(0.4)%	(3.8)%

Schedule 5b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Gross Profit / Operating Income

(in millions of U.S. dollars)

(Unaudited)

	For the Six Months Ended June 30, 2020
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$12,618	$4,782	37.9%	$1,569	12.4%
Simplify to Grow Program	—	34		134
Intangible asset impairment charges	—	—		90
Mark-to-market (gains)/losses from derivatives	—	187		187
Acquisition integration costs	—	—		2
Acquisition-related costs	—	—		15
Divestiture-related costs	—	(1)		(2)
Costs associated with JDE Peet’s transaction	—	—		48
Remeasurement of net monetary position	—	—		5
Rounding	—	1		—

Adjusted (Non-GAAP)	$12,618	$5,003	39.6%	$2,048	16.2%

Currency		182		74

Adjusted @ Constant FX (Non-GAAP)		$5,185		$2,122

	For the Six Months Ended June 30, 2019
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$12,600	$5,062	40.2%	$2,061	16.4%
Simplify to Grow Program	—	45		153
Mark-to-market (gains)/losses from derivatives	—	(50)		(49)
Acquisition-related costs	—	—		1
Divestiture-related costs	—	—		10
Operating income from divestitures	(55)	(14)		(9)
Net gain on divestiture	—	—		(41)
Remeasurement of net monetary position	—	—		1
Impact from pension participation changes	—	—		(35)
CEO transition remuneration	—	—		6

Adjusted (Non-GAAP)	$12,545	$5,043	40.2%	$2,098	16.7%

	Gross Profit	Operating Income
$ Change - Reported (GAAP)	$(280)	$(492)
$ Change - Adjusted (Non-GAAP)	(40)	(50)
$ Change - Adjusted @ Constant FX (Non-GAAP)	142	24

% Change - Reported (GAAP)	(5.5)%	(23.9)%
% Change - Adjusted (Non-GAAP)	(0.8)%	(2.4)%
% Change - Adjusted @ Constant FX (Non-GAAP)	2.8%	1.1%

Schedule 6a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Earnings and Tax Rate

(in millions of U.S. dollars and shares, except per share data)

(Unaudited)

	For the Three Months Ended June 30, 2020
	Operating Income	Benefit plan non- service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Gain on equity method investment transaction	Equity method investment net losses / (earnings)	Non- controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$713	$(31)	$85	$659	$341	51.7%	$(121)	$(106)	$1	$544	$0.38
Simplify to Grow Program	76	(4)	—	80	20		—	—	—	60	0.04
Intangible asset impairment charges	90	—	—	90	21		—	—	—	69	0.05
Mark-to-market (gains)/losses from derivatives	2	—	—	2	—		—	—	—	2	—
Acquisition integration costs	2	—	—	2	—		—	—	—	2	—
Acquisition-related costs	10	—	—	10	2		—	—	—	8	0.01
Divestiture-related costs	(2)	—	—	(2)	—		—	—	—	(2)	—
Costs associated with JDE Peet’s transaction	48	—	—	48	(261)		—	—	—	309	0.21
Remeasurement of net monetary position	3	—	—	3	—		—	—	—	3	—
Impact from pension participation changes	—	—	(3)	3	—		—	—	—	3	—
Gain on equity method investment transaction	—	—	—	—	—		121	—	—	(121)	(0.08)
Equity method investee acquisition-related and other adjustments	—	—	—	—	7		—	(34)	—	27	0.02

Adjusted (Non-GAAP)	$942	$(35)	$82	$895	$130	14.5%	$—	$(140)	$1	$904	$0.63

Currency										27	0.02

Adjusted @ Constant FX (Non-GAAP)										$931	$0.65

Diluted Average Shares Outstanding											1,439

	For the Three Months Ended June 30, 2019
	Operating Income	Benefit plan non- service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Loss on equity method investment transaction	Equity method investment net losses / (earnings)	Non- controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$1,025	$(12)	$101	$936	$216	23.1%	$25	$(109)	$1	$803	$0.55
Simplify to Grow Program	83	(5)	—	88	19		—	—	—	69	0.05
Mark-to-market (gains)/losses from derivatives	(33)	—	—	(33)	(3)		—	—	—	(30)	(0.02)
Acquisition-related costs	1	—	—	1	—		—	—	—	1	—
Divestiture-related costs	11	—	—	11	1		—	—	—	10	0.01
Net earnings from divestitures	(5)	—	—	(5)	(1)		—	2	—	(6)	(0.01)
Net gain on divestiture	(41)	—	—	(41)	(3)		—	—	—	(38)	(0.03)
Remeasurement of net monetary position	(1)	—	—	(1)	—		—	—	—	(1)	—
Impact from pension participation changes	(35)	—	—	(35)	(9)		—	—	—	(26)	(0.02)
CEO transition remuneration	3	—	—	3	—		—	—	—	3	—
U.S. tax reform discrete net tax expense	—	—	—	—	(1)		—	—	—	1	—
Loss on equity method investment transaction	—	—	—	—	(2)		(25)	—	—	27	0.02
Equity method investee acquisition-related and other adjustments	—	—	—	—	3		—	(12)	—	9	0.01

Adjusted (Non-GAAP)	$1,008	$(17)	$101	$924	$220	23.8%	$—	$(119)	$1	$822	$0.56

Diluted Average Shares Outstanding											1,458

(1)	Taxes were computed for each of the items excluded from the company’s GAAP results based on the facts and tax assumptions associated with each item.

Schedule 6b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Earnings and Tax Rate

(in millions of U.S. dollars and shares, except per share data)

(Unaudited)

	For the Six Months Ended June 30, 2020
	Operating Income	Benefit plan non- service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Gain on equity method investment transaction	Equity method investment net losses / (earnings)	Non- controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$1,569	$(64)	$275	$1,358	$489	36.0%	$(192)	$(227)	$8	$1,280	$0.89
Simplify to Grow Program	134	(4)	—	138	33		—	—	—	105	0.07
Intangible asset impairment charges	90	—	—	90	21		—	—	—	69	0.05
Mark-to-market (gains)/losses from derivatives	187	—	1	186	32		—	—	—	154	0.11
Acquisition integration costs	2	—	—	2	—		—	—	—	2	—
Acquisition-related costs	15	—	—	15	3		—	—	—	12	0.01
Divestiture-related costs	(2)	—	—	(2)	—		—	—	—	(2)	—
Net earnings from divestitures	—	—	—	—	—		—	2	—	(2)	—
Costs associated with JDE Peet’s transaction	48	—	—	48	(261)		—	—	—	309	0.21
Remeasurement of net monetary position	5	—	—	5	—		—	—	—	5	—
Impact from pension participation changes	—	—	(6)	6	1		—	—	—	5	—
Loss related to interest rate swaps	—	—	(103)	103	24		—	—	—	79	0.06
Gain on equity method investment transaction	—	—	—	—	(17)		192	—	—	(175)	(0.12)
Equity method investee acquisition-related and other adjustments	—	—	—	—	8		—	(42)	—	34	0.02

Adjusted (Non-GAAP)	$2,048	$(68)	$167	$1,949	$333	17.1%	$—	$(267)	$8	$1,875	$1.30

Currency										70	0.05

Adjusted @ Constant FX (Non-GAAP)										$1,945	$1.35

Diluted Average Shares Outstanding											1,442

	For the Six Months Ended June 30, 2019
	Operating Income	Benefit plan non- service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Loss on equity method investment transaction	Equity method investment net losses / (earnings)	Non- controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$2,061	$(29)	$181	$1,909	$405	21.2%	$2	$(275)	$7	$1,770	$1.21
Simplify to Grow Program	153	(5)	—	158	38		—	—	—	120	0.08
Mark-to-market (gains)/losses from derivatives	(49)	—	—	(49)	(6)		—	—	—	(43)	(0.03)
Acquisition-related costs	1	—	—	1	—		—	—	—	1	—
Divestiture-related costs	10	—	—	10	1		—	—	—	9	0.01
Net earnings from divestitures	(9)	—	—	(9)	(1)		—	3	—	(11)	(0.01)
Net gain on divestiture	(41)	—	—	(41)	(3)		—	—	—	(38)	(0.03)
Remeasurement of net monetary position	1	—	—	1	—		—	—	—	1	—
Impact from pension participation changes	(35)	—	—	(35)	(9)		—	—	—	(26)	(0.02)
CEO transition remuneration	6	—	—	6	—		—	—	—	6	0.01
U.S. tax reform discrete net tax expense	—	—	—	—	(2)		—	—	—	2	—
Loss on equity method investment transaction	—	—	—	—	(7)		(2)	—	—	9	0.01
Equity method investee acquisition-related and other adjustments	—	—	—	—	7		—	(29)	—	22	0.02

Adjusted (Non-GAAP)	$2,098	$(34)	$181	$1,951	$423	21.7%	$—	$(301)	$7	$1,822	$1.25

Diluted Average Shares Outstanding											1,460

(1)	Taxes were computed for each of the items excluded from the company’s GAAP results based on the facts and tax assumptions associated with each item.

Schedule 7a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Diluted EPS

(Unaudited)

	For the Three Months Ended June 30,
	2020	2019	$ Change	% Change
Diluted EPS attributable to Mondelēz International (GAAP)	$0.38	$0.55	$(0.17)	(30.9)%
Simplify to Grow Program	0.04	0.05	(0.01)
Intangible asset impairment charges	0.05	—	0.05
Mark-to-market (gains)/losses from derivatives	—	(0.02)	0.02
Acquisition-related costs	0.01	—	0.01
Divestiture-related costs	—	0.01	(0.01)
Net earnings from divestitures	—	(0.01)	0.01
Net gain on divestiture	—	(0.03)	0.03
Costs associated with JDE Peet’s transaction	0.21	—	0.21
Impact from pension participation changes	—	(0.02)	0.02
(Gain)/loss on equity method investment transactions	(0.08)	0.02	(0.10)
Equity method investee acquisition-related and other adjustments	0.02	0.01	0.01

Adjusted EPS (Non-GAAP)	$0.63	$0.56	$0.07	12.5%
Impact of unfavorable currency	0.02	—	0.02

Adjusted EPS @ Constant FX (Non-GAAP)	$0.65	$0.56	$0.09	16.1%

Adjusted EPS @ Constant FX—Key Drivers
Decrease in operations			$(0.02)
Change in benefit plan non-service income			0.01
Change in interest and other expense, net			0.01
Increase in equity method investment net earnings			0.02
Change in income taxes			0.06
Change in shares outstanding			0.01

			$0.09

Schedule 7b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Diluted EPS

(Unaudited)

	For the Six Months Ended June 30,
	2020	2019	$ Change	% Change
Diluted EPS attributable to Mondelēz International (GAAP)	$0.89	$1.21	$(0.32)	(26.4)%
Simplify to Grow Program	0.07	0.08	(0.01)
Intangible asset impairment charges	0.05	—	0.05
Mark-to-market (gains)/losses from derivatives	0.11	(0.03)	0.14
Acquisition-related costs	0.01	—	0.01
Divestiture-related costs	—	0.01	(0.01)
Net earnings from divestitures	—	(0.01)	0.01
Net gain on divestiture	—	(0.03)	0.03
Costs associated with JDE Peet’s transaction	0.21	—	0.21
Impact from pension participation changes	—	(0.02)	0.02
CEO transition remuneration	—	0.01	(0.01)
Loss related to interest rate swaps	0.06	—	0.06
(Gain)/loss on equity method investment transactions	(0.12)	0.01	(0.13)
Equity method investee acquisition-related and other adjustments	0.02	0.02	—

Adjusted EPS (Non-GAAP)	$1.30	$1.25	$0.05	4.0%
Impact of unfavorable currency	0.05	—	0.05

Adjusted EPS @ Constant FX (Non-GAAP)	$1.35	$1.25	$0.10	8.0%

Adjusted EPS @ Constant FX—Key Drivers
Increase in operations			$0.01
Change in benefit plan non-service income			0.02
Change in interest and other expense, net			—
Decrease in equity method investment net earnings			(0.02)
Change in income taxes			0.07
Change in shares outstanding			0.02

			$0.10

Schedule 8a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Segment Data

(in millions of U.S. dollars)

(Unaudited)

	For the Three Months Ended June 30, 2020
	Latin America		AMEA		Europe		North America		Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$511		$1,237		$2,138		$2,025		$—	$—	$—	$—	$5,911
Divestitures	—		—		—		—		—	—	—	—	—

Adjusted (Non-GAAP)	$511		$1,237		$2,138		$2,025		$—	$—	$—	$—	$5,911

Operating Income
Reported (GAAP)	$(6)		$171		$297		$424		$(2)	$(111)	$(50)	$(10)	$713
Simplify to Grow Program	15		8		20		9		—	24	—	—	76
Intangible asset impairment charges	—		5		50		36		—	(1)	—	—	90
Mark-to-market (gains)/losses from derivatives	—		—		—		—		2	—	—	—	2
Acquisition integration costs	—		—		—		1		—	1	—	—	2
Acquisition-related costs	—		—		—		—		—	—	—	10	10
Divestiture-related costs	—		(2)		—		—		—	—	—	—	(2)
Costs associated with JDE Peet’s transaction	—		—		—		—		—	48	—	—	48
Remeasurement of net monetary position	3		—		—		—		—	—	—	—	3

Adjusted (Non-GAAP)	$12		$182		$367		$470		$—	$(39)	$(50)	$—	$942
Currency	7		10		19		1		—	(8)	(1)	—	28

Adjusted @ Constant FX (Non-GAAP)	$19		$192		$386		$471		$—	$(47)	$(51)	$—	$970

% Change - Reported (GAAP)	(108.8)%		(10.5)%		(27.2)%		4.2%		n/m	(40.5)%	(16.3)%	n/m	(30.4)%
% Change - Adjusted (Non-GAAP)	(86.2)%		(10.3)%		(15.8)%		23.4%		n/m	30.4%	(16.3)%	n/m	(6.5)%
% Change - Adjusted @ Constant FX (Non-GAAP)	(78.2)%		(5.4)%		(11.5)%		23.6%		n/m	16.1%	(18.6)%	n/m	(3.8)%

Operating Income Margin
Reported %	(1.2)%		13.8%		13.9%		20.9%						12.1%
Reported pp change	(10.4	)pp	(0.3	)pp	(4.3	)pp	(2.7	)pp					(4.8	)pp
Adjusted %	2.3%		14.7%		17.2%		23.2%						15.9%
Adjusted pp change	(9.5	)pp	(0.6	)pp	(2.2	)pp	1.1	pp					(0.8	)pp

	For the Three Months Ended June 30, 2019
	Latin America	AMEA	Europe	North America	Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$737	$1,352	$2,247	$1,726	$—	$—	$—	$—	$6,062
Divestitures	—	(22)	—	—	—	—	—	—	(22)

Adjusted (Non-GAAP)	$737	$1,330	$2,247	$1,726	$—	$—	$—	$—	$6,040

Operating Income
Reported (GAAP)	$68	$191	$408	$407	$33	$(79)	$(43)	$40	$1,025
Simplify to Grow Program	20	9	28	9	—	17	—	—	83
Mark-to-market (gains)/losses from derivatives	—	—	—	—	(33)	—	—	—	(33)
Acquisition-related costs	—	—	—	—	—	—	—	1	1
Divestiture-related costs	—	8	—	—	—	3	—	—	11
Operating income from divestitures	—	(5)	—	—	—	—	—	—	(5)
Net gain on divestiture	—	—	—	—	—	—	—	(41)	(41)
Remeasurement of net monetary position	(1)	—	—	—	—	—	—	—	(1)
Impact from pension participation changes	—	—	—	(35)	—	—	—	—	(35)
CEO transition remuneration	—	—	—	—	—	3	—	—	3

Adjusted (Non-GAAP)	$87	$203	$436	$381	$—	$(56)	$(43)	$—	$1,008

Operating Income Margin
Reported %	9.2%	14.1%	18.2%	23.6%					16.9%
Adjusted %	11.8%	15.3%	19.4%	22.1%					16.7%

Schedule 8b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Segment Data

(in millions of U.S. dollars)

(Unaudited)

	For the Six Months Ended June 30, 2020
	Latin America		AMEA		Europe		North America		Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$1,237		$2,739		$4,722		$3,920		$—	$—	$—	$—	$12,618
Divestitures	—		—		—		—		—	—	—	—	—

Adjusted (Non-GAAP)	$1,237		$2,739		$4,722		$3,920		$—	$—	$—	$—	$12,618

Operating Income
Reported (GAAP)	$72		$405		$769		$805		$(187)	$(187)	$(93)	$(15)	$1,569
Simplify to Grow Program	26		10		37		21		—	40	—	—	134
Intangible asset impairment charges	—		5		50		36		—	(1)	—	—	90
Mark-to-market (gains)/losses from derivatives	—		—		—		—		187	—	—	—	187
Acquisition integration costs	—		—		—		2		—	—	—	—	2
Acquisition-related costs	—		—		—		—		—	—	—	15	15
Divestiture-related costs	—		(2)		—		—		—	—	—	—	(2)
Costs associated with JDE Peet’s transaction	—		—		—		—		—	48	—	—	48
Remeasurement of net monetary position	5		—		—		—		—	—	—	—	5

Adjusted (Non-GAAP)	$103		$418		$856		$864		$—	$(100)	$(93)	$—	$2,048
Currency	27		16		36		2		—	(4)	(3)	—	74

Adjusted @ Constant FX (Non-GAAP)	$130		$434		$892		$866		$—	$(104)	$(96)	$—	$2,122

% Change - Reported (GAAP)	(56.6)%		(9.4)%		(15.3)%		10.9%		n/m	0.5%	(6.9)%	n/m	(23.9)%
% Change - Adjusted (Non-GAAP)	(49.0)%		(10.5)%		(9.6)%		21.7%		n/m	29.1%	(6.9)%	n/m	(2.4)%
% Change - Adjusted @ Constant FX (Non-GAAP)	(35.6)%		(7.1)%		(5.8)%		22.0%		n/m	26.2%	(10.3)%	n/m	1.1%

Operating Income Margin
Reported %	5.8%		14.8%		16.3%		20.5%						12.4%
Reported pp change	(5.0	)pp	(0.7	)pp	(2.6	)pp	(1.0	)pp					(4.0	)pp
Adjusted %	8.3%		15.3%		18.1%		22.0%						16.2%
Adjusted pp change	(4.8	)pp	(1.2	)pp	(1.6	)pp	0.9	pp					(0.5	)pp

	For the Six Months Ended June 30, 2019
	Latin America	AMEA	Europe	North America	Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$1,537	$2,893	$4,798	$3,372	$—	$—	$—	$—	$12,600
Divestitures	—	(55)	—	—	—	—	—	—	(55)

Adjusted (Non-GAAP)	$1,537	$2,838	$4,798	$3,372	$—	$—	$—	$—	$12,545

Operating Income
Reported (GAAP)	$166	$447	$908	$726	$49	$(188)	$(87)	$40	$2,061
Simplify to Grow Program	35	22	39	19	—	38	—	—	153
Mark-to-market (gains)/losses from derivatives	—	—	—	—	(49)	—	—	—	(49)
Acquisition-related costs	—	—	—	—	—	—	—	1	1
Divestiture-related costs	—	7	—	—	—	3	—	—	10
Operating income from divestitures	—	(9)	—	—	—	—	—	—	(9)
Net gain on divestiture	—	—	—	—	—	—	—	(41)	(41)
Remeasurement of net monetary position	1	—	—	—	—	—	—	—	1
Impact from pension participation changes	—	—	—	(35)	—	—	—	—	(35)
CEO transition remuneration	—	—	—	—	—	6	—	—	6

Adjusted (Non-GAAP)	$202	$467	$947	$710	$—	$(141)	$(87)	$—	$2,098

Operating Income Margin
Reported %	10.8%	15.5%	18.9%	21.5%					16.4%
Adjusted %	13.1%	16.5%	19.7%	21.1%					16.7%

Schedule 9

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Cash Provided by Operating Activities to Free Cash Flow

(in millions of U.S. dollars)

(Unaudited)

	For the Six Months Ended June 30,
	2020	2019	$ Change
Net Cash Provided by Operating Activities (GAAP)	$1,558	$1,046	$512
Capital Expenditures	(445)	(465)	20

Free Cash Flow (Non-GAAP)	$1,113	$581	$532